                                                                  Exhibit 10.3.5
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                      CMBS MASTER LEASE AMENDMENT AGREEMENT

                                  BY AND AMONG

                            KINDRED HEALTHCARE, INC.
                              (f/k/a Vencor, Inc.),

                       KINDRED HEALTHCARE OPERATING, INC.
                         (f/k/a Vencor Operating, Inc.),

                                       AND

                              VENTAS FINANCE I, LLC

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                      CMBS MASTER LEASE AMENDMENT AGREEMENT

     THIS CMBS MASTER LEASE AMENDMENT AGREEMENT (hereinafter this "Agreement" ) is dated as of the 30th day of June, 2003, and is by and among VENTAS
FINANCE I, LLC, a Delaware limited liability company (together with its successors and assigns, "Lessor"), having an office at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207, and KINDRED HEALTHCARE, INC., a Delaware corporation (f/k/a Vencor, Inc.) ("Kindred"), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation (f/k/a Vencor Operating, Inc.) ("Operator"; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, "Tenant"), both having an office at 680 South 4th Avenue, Louisville, Kentucky 40202.

                                    RECITALS

     A. Lessor's predecessor in interest and Tenant entered into a certain Master Lease Agreement dated as of December 12, 2001 (as the same may have been or may hereafter be amended, amended and restated, supplemented, modified, severed, renewed, extended or replaced, the "Lease"), demising to Tenant certain properties.

     B. Lessor's affiliate, Ventas Realty, Limited Partnership, and Tenant entered into an Agreement for Sale of Real Estate and Master Lease Amendments dated May 14, 2003 (as the same may have been heretofore amended, amended and restated, supplemented, modified, renewed, extended or replaced, the "Sale/Amendment Agreement").

     C. Lessor and Tenant desire to amend the Lease on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

     1. Capitalized Terms. All capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Lease.

     2. No Accrued Rent. Lessor and Tenant acknowledge and agree that a Refinancing Transaction has occurred and that, therefore, the Base Rent provided for in the Lease shall at all times be payable on a current basis, not partly on a current basis and partly on an accrual basis, and, notwithstanding anything to the contrary contained in the Lease, Lessor and Tenant agree that, for all purposes of the Lease, (a) Accrued Rent and Accrued Rent Interest shall equal zero, (b) a Refinancing Transaction shall be deemed to have occurred under subsection (i), (ii) and/or (iii) of the definition of "Refinancing Transaction" contained in Section 2.1 of the Lease, (c) Base Rent shall at all times equal Current Rent and vice versa, (d) the Unpaid Accrued Rent Due Date shall be deemed to have occurred on the date of this Agreement, (e) Schedule 2.1B of the Lease is hereby deleted from the Lease, and (f) the definition of "Current Rent" contained in Section 2.1 of the Lease is hereby amended by deleting therefrom the words "two percent (2%) of the Prior Period Base Rent; provided, however, that, from and after the Unpaid Accrued Rent Due Date, for the remainder of the Rent Calculation Year during which such Unpaid Accrued Rent Due Date occurs and for each Rent Calculation Year thereafter, subject to satisfaction of the aforesaid 75% of Adjusted Base Patient Revenues test, the amount referenced in this subsection
(b) (ii) shall equal three and one-half percent (3.5%), rather than two percent (2%), of the Prior Period Base Rent (i.e. from and after the Unpaid Accrued Rent Due Date, Current Rent shall equal Base Rent)" and substituting in their place the words "three and one-half percent (3.5%) of the Prior Period Base Rent."

     3. New Definition. Section 2.1 of the Lease is hereby amended by adding thereto, in the proper alphabetical location, the following new definition:
""Lease Amendment Date": means June 30, 2003."

     4. Article XXVI Amendments. Article XXVI of the Lease is hereby amended in the following respects:

          (a) Section 26.1 of the Lease is hereby amended by adding to the end of subsection (j) thereof the word "and" and by adding thereafter the following new subsections:

     "(k) Within three (3) Business Days following Tenant's receipt thereof, true, correct and complete copies of all professional negligence, malpractice and/or general liability actuarial studies, reports and/or analyses prepared from time to time for or by Tenant or at Tenant's direction other than those prepared by its independent auditors;

     (l) Within sixty (60) days after the close of each fiscal quarter, for any insurance company owned or controlled by Tenant (a "Captive Insurance Company"), an unaudited balance sheet and statement of operations as of the close of each such period and the related unaudited statements of income, cash flows and stockholders equity for such period and for the year to date of each Captive Insurance Company, setting forth in each case in comparative form the corresponding figures for the previous year, all prepared in accordance with generally accepted accounting principles and all certified in an Officer's Certificate to Lessor as being complete and accurate to the best of Tenant's knowledge, subject to normal year end adjustments;

     (m) Within one hundred eighty (180) days after the close of each Fiscal Year, for each Captive Insurance Company, a balance sheet and statement of operations as of the close of such Fiscal Year and the related statements of income, cash flows and stockholder's equity for such Fiscal Year, in each case with accompanying notes and schedules, prepared in accordance with generally accepted accounting principles and audited by a firm of independent certified public accountants of recognized standing selected by Tenant, which accountants shall have issued an audit report thereon;

     (n) Contemporaneously with the Lease Amendment Date, copies of the organizational documents, including, without limitation, any amendments thereto prior to the Lease Amendment Date, for each Captive Insurance Company, and, within five (5) Business Days following entry into any subsequent amendment thereof, a true, correct and complete copy of any such amendment;

     (o) Within sixty (60) days following the end of each quarter during the Term, reports, as of such quarter-end, (i) indicating the amount of the then current "total loss pick" set for professional negligence and malpractice claims against Tenant and its Subsidiaries and Affiliates and the then current breakdown of such "total loss pick" (x) between claims incurred and reported and claims incurred but not yet reported and (y) among claims incurred, whether or not reported, that are (1) insured by the Captive Insurance Company(ies), (2) insured by insurers other than a Captive Insurance Company, and (3) not insured by a Captive Insurance Company or another insurer, (ii) indicating the amount to be reserved by Tenant at the aforesaid then current "total loss pick" for claims, whether or not reported, that are uninsured or that are insured by the Captive Insurance Company(ies) and a reasonably detailed explanation of how such reserved amount was calculated and determined, (iii) identifying the portion of the reserve amount referenced in subsection (ii) above that will be funded, and the portion of such reserve that will not be funded, to the Captive Insurance Company(ies) by Tenant, and (iv) confirming that the amount to be funded to the Captive Insurance Company(ies) by Tenant is being funded on budget or, if there is a shortfall in the funding of the amount to be funded, detailing Tenant's plan for funding such shortfall to the Captive Insurance Company(ies), and, in addition, in each monthly Officer's Certificate delivered by Tenant pursuant to subsection (a) above, Tenant shall include therein a certification that Tenant is recording general and professional liability costs, on a monthly basis, in a manner consistent with the most recent actuarial valuations;

     (p) On or prior to the date which is one hundred (100) days following the end of each Fiscal Year, a report that allocates all professional negligence and malpractice liability expenses incurred by Tenant and its Subsidiaries and Affiliates during such preceding Fiscal Year to each Facility under this Lease, to each of the other Facilities under the Leases and to all other healthcare-related facilities of Tenant and its Subsidiaries and Affiliates that are not leased by Tenant under the Leases and that explains the methodology of such allocation in reasonable detail;

     (q) Within thirty (30) days following the end of each month during the Term, Medicaid Rate Variance Reports, as of such month-end, prepared by Tenant for the Facilities under this Lease, and under all of the Leases, that are skilled nursing facilities, which report shall be substantially in the form delivered by Tenant to Lessor or its affiliate on May 14, 2003 or another form reasonably acceptable to Lessor, and, within forty-five (45) days following the end of each month during the Term, the "Dennis Henson Medicaid Rate Report," or a substantially similar report reasonably acceptable to Lessor, each as of such month-end, providing a state by state evaluation and prediction of Medicaid rates;

     (r) Within forty-five (45) days following the end of each month during the Term, operating reports, as of such month-end, for each Facility under this Lease, and under each of the Leases, and for all Facilities under each of the Leases, and under all of the Leases, in the form delivered to Lessor or its affiliate on May 14, 2003 or another form reasonably acceptable to Lessor;

     (s) Within thirty (30) days following the end of each month during the Term, a "QA Management Activity Report", as of such month-end, prepared by Tenant for each Facility under this Lease, and under each of the Leases, in the form delivered to Lessor or its affiliate on May 14, 2003 or another form reasonably acceptable to Lessor, and, relative thereto, promptly following Tenant's receipt of a written request therefor from Lessor, true, correct and complete copies of any survey deficiency reports and/or plans of correction relative to any of the aforesaid Facilities designated by Lessor;

     (t) Within sixty (60) days after the commencement of each Fiscal Year, an annual capital expenditures budget for such Fiscal Year, relating only to the Leased Properties, in the form delivered to Lessor or its affiliate on May 14, 2003 or another form reasonably acceptable to Lessor and, within fifteen (15) days after any material amendment to such annual capital expenditures budget, a true, correct and complete copy of such amendment;

     (u) Within forty-five (45) days following the end of each month during the Term, a capital expenditures report, as of such month-end, relative to each Facility under this Lease, and under all of the Leases, in the form delivered to Lessor or its affiliate on May 14, 2003 or another form reasonably acceptable to Lessor, and, including with each such report, project level expenditure detail by Facility;

     (v) Within thirty (30) days after the close of each of the first three fiscal quarters, and within thirty (30) days after the close of each Fiscal Year, a report, in form reasonably acceptable to Lessor, regarding changes in the number of licensed beds and so-called "banked beds", at each Facility, at all Facilities in the aggregate under this Lease and at all Facilities in the aggregate under all of the Leases."

          (b) Section 26.3 of the Lease is hereby amended by adding to the end thereof the following additional provisions: "Relative to the foregoing matters,
(a) Tenant agrees that those officers and managerial-level employees of Tenant and its Subsidiaries and Affiliates as are reasonably designated by Lessor shall attend the above described quarterly and/or Facility level meetings and reviews,
(b) each of the aforesaid quarterly meetings and reviews shall, unless otherwise agreed by Lessor and Tenant, occur on the first Tuesday that is more than fifteen (15) days following the earlier of the date of filing or the filing due date of the Form 10Q or 10K, as applicable, that Tenant is required to file following the close of the quarter-to-be-reviewed, and (c) the aforesaid Facility level meetings and reviews shall, unless otherwise agreed by Lessor and Tenant, occur simultaneously with the aforesaid quarterly meetings and reviews and, in addition, from time to time at other times designated by Lessor upon ten
(10) Business Days written notice to Tenant."

          (c) Article XXVI of the Lease is hereby amended by adding to the end thereof the following new Section 26.5, Section 26.6 and Section 26.7:

     "Section 26.5 Additional Tenant Assistance. Tenant agrees that Tenant's chief executive officer and chief financial officer shall be made available by Tenant, upon two (2) Business Days (five (5) Business Days, if an in-person meeting is required) prior verbal and electronic notice from Lessor, to hold meetings with, make presentations to and/or answer questions and inquiries by investment advisers, analysts, underwriters, bankers and other lenders, rating agencies and other persons and organizations designated by Lessor in connection with transactions conducted by Lessor from time to time. Tenant shall not be required to incur any out-of-pocket expenses (other than nominal expenses) in connection with any such request by Lessor.

     Section 26.6 Electronic Format. All reports, statements and other materials delivered by or on behalf of Tenant to Lessor under this Article XXVI shall be delivered to Lessor in electronic format, if available.

     Section 26.7 Similar Reports. If Tenant shall at any time begin to prepare new or additional reports, statements or other materials containing the same or similar information as is contained in any of the reports, statements or other materials that Tenant is required to deliver to Lessor by the terms of the other Sections of this Article XXVI, Tenant shall deliver such new or additional reports, statements or other materials to Lessor, promptly following Tenant's preparation of the same."

     5. No Other Amendments. Except as provided in this Agreement, the Lease remains in full force and effect without modification.

     6. Successors and Assigns. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Lessor and Tenant and their respective heirs, devisees, successors and assigns.

     7. Integrated Agreement; Modifications; Waivers. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral, with respect to such subject matter. Each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. No supplement, modification or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8. Headings and Captions. The headings and captions of the paragraphs of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     9. Gender and Number. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

     10. Severability. In the event that any paragraph, section, sentence, clause or phrase contained in this Agreement becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

     11. Counterparts. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                        TENANT:

                                        KINDRED HEALTHCARE, INC., a
                                        Delaware corporation formerly known as
                                        Vencor, Inc.


                                        By: /s/ Joseph W. Landenwich
                                           -------------------------------------
                                        Name:   Joseph W. Landenwich
                                             -----------------------------------
                                        Title:  Vice President of Corporate
                                              ---------------------------------
                                                Legal Affairs and Corporate
                                              ----------------------------------
                                                Secretary
                                               ---------------------------------


                                        TENANT:

                                        KINDRED HEALTHCARE OPERATING, INC.,
                                        a Delaware corporation formerly known
                                        as Vencor Operating, Inc.


                                        By: /s/ Joseph W. Landenwich
                                            ------------------------------------
                                        Name:   Joseph W. Landenwich
                                            ------------------------------------
                                        Title:  Vice President of Corporate
                                              ----------------------------------
                                                Legal Affairs and Corporate
                                              ----------------------------------
                                                Secretary
                                              ----------------------------------


                                        LESSOR:

                                        VENTAS FINANCE I, LLC, a Delaware
                                        limited liability company


                                        By: /s/ T. Richard Riney
                                            ------------------------------------
                                                T. Richard Riney, Executive
                                                Vice President